EXHIBIT 99.1

Escalade Reports Third Quarter 2024 and Year to Date 2024 Results

EVANSVILLE, IN, October 24, 2024 – Escalade, Inc. (NASDAQ: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced third quarter and year to date results for 2024.

THIRD QUARTER 2024

(As compared to the third quarter 2023)

●	Net sales were $67.7 million, a decline of 7.7%
●	Operating income was $8.0 million compared to $6.4 million in 2023
●	$2.3 million in non-recurring business rationalization expenses absorbed in the quarter
●	$3.9 million gain on sale of assets held for sale recognized in the quarter
●	Net income of $5.7 million, or $0.40 earnings per diluted share vs. $4.3 million, or $0.31 per diluted share for 2023

NINE MONTHS ENDED SEPTEMBER 30, 2024

(As compared to the nine months ended September 30, 2023)

●	Net sales were $187.6 million, a decline of 5.3%
●	Operating income was $15.5 million compared to $12.9 million in 2023
●	$2.7 million in non-recurring business rationalization expenses absorbed during the nine months 2024
●	Net income of $10.3 million, or $0.73 per diluted share vs. $7.0 million, or $0.50 per diluted share for 2023

For the third quarter ended September 30, 2024, Escalade reported net income of $5.7 million, or $0.40 per diluted share, versus net income of $4.3 million, or $0.31 per diluted share for the third quarter in 2023. Total net sales declined 7.7% on a year-over-year basis in the third quarter, due to soft consumer demand and inventory destocking in most categories, partly offset by growth in the archery, safety, and basketball categories.

For the nine months ended September 30, 2024, Escalade reported net income of $10.3 million, or $0.73 per diluted share, versus $7.0 million, or $0.50 per diluted share for the nine months ended September 30, 2023. Total net sales declined 5.3% on a year-over-year basis in the first nine months of 2024 again due to soft consumer demand and channel destocking, partly offset by growth in the Company’s table tennis, basketball, and archery categories.

Escalade reported third quarter gross margin of 24.8%, an increase of 10 basis points versus the prior-year quarter, primarily driven by improved fixed cost absorption, partly offset by increased cost of goods sold of $1.8 million due to non-recurring expenses associated with strategic cost rationalization initiatives, including the closure and sale of its Mexico operations.

The Company generated $10.5 million of cash flow from operations in the third quarter 2024, compared to $14.8 million for the same quarter in 2023. Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) increased 26.0% to $9.9 million in the third quarter 2024, versus $7.9 million in the prior-year period.

Total debt at the end of the quarter was $29.5 million, down from $72.0 million at the end of the third quarter last year.

As of September 30, 2024, the Company had total cash and equivalents, and availability on its senior secured revolving credit facility maturing in 2027, of $73.3 million. On October 11, 2024, the Company entered into an amendment to its senior secured revolving credit facility that reduced borrowing capacity by $15.0 million, resulting in total availability of $58.3 million. At the end of the third quarter 2024, net debt (total debt less cash) was 1.1x trailing twelve-month EBITDA.

Escalade announced a quarterly dividend of $0.15 per share to be paid to all shareholders of record on January 6, 2025 and payable on January 13, 2025.

MANAGEMENT COMMENTARY

“During a transitional period in consumer demand, we continue to position Escalade for long-term value creation through a combination of portfolio optimization, operational rigor, and fixed cost reductions, along with continued product innovation and brand building investments,” stated Walter P. Glazer, Jr., President and CEO of Escalade. “During the third quarter, we delivered solid margins across key product lines despite lower sales and non-recurring expenses to reduce our operational footprint as part of an ongoing cost rationalization program. This program encompasses a series of initiatives, including the sale of our Mexico facility, optimization of our Eagan, Minnesota operations, and the wind down of our Orlando, Florida operations which we expect to complete by year end.”

“Consumers and retail partners remain cautious regarding the near-term outlook for spending on discretionary recreational goods,” continued Glazer. “This will likely result in a more promotional fourth quarter, as our retail partners seek to drive consumer demand and keep channel inventories low. We believe that our leading portfolio of brands will enable us to continue to outperform across our core categories as we move through this current phase of the economic cycle,” continued Glazer. “Our third quarter sales reflected solid demand for our archery, basketball and safety categories. While sales declined across most of our sales channels during the third quarter, we generated more than 13% year-over-year growth in international sales and 29% growth in our owned e-commerce sales.”

“During the first nine months of 2024, we absorbed $2.7 million in non-recurring expenses related to ongoing asset and cost rationalization programs,” stated Glazer. “Importantly, we expect these programs will generate sustained margin improvement into 2025. Our teams have done an exceptional job of managing through the post-pandemic ‘return-to-normal’ and have positioned us for enhanced growth and profitability in the years ahead.”

“With the divestiture of our Mexico facility and strong operating cash flow, we repaid $13.7 million of outstanding debt during the quarter, taking our ratio of net debt to trailing twelve-month EBITDA to 1.1x at the end of the third quarter,” stated Glazer. “At this time, we continue to prioritize debt reduction and intend to pay off our higher cost variable rate debt by year-end 2024. In October 2024, we successfully renegotiated our revolving credit facility to allow for more favorable terms and a lower cost of debt, while reducing our unused availability. Our disciplined, return-on-assets-focused approach to capital allocation, including investments in our brands and new product development, continues to position us to build leading positions in the markets we serve.”

“Our strong portfolio of brands has consistently outperformed the broader recreational equipment market through the economic cycle,” concluded Glazer. “Looking ahead, we will continue to invest in our brands which provide consumers with innovative, quality products that promote a healthy, active lifestyle and create memorable moments that last a lifetime, much as we have for the last century.”

CONFERENCE CALL

A conference call will be held Thursday, October 24, 2024, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	1-877-300-8521
International Live:	1-412-317-6026

To listen to a replay of the teleconference, which subsequently will be available through November 7, 2024:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10193511

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment. Our mission is to connect family and friends creating lasting memories. Leaders in our respective categories, Escalade’s brands include Brunswick Billiards®; STIGA® table tennis; Accudart®; RAVE Sports® water recreation; Victory Tailgate® custom games; Onix® pickleball; Goalrilla™ basketball; Lifeline® fitness; Woodplay® playsets; and Bear® Archery. Escalade’s products are available online and at leading retailers nationwide. For more information about Escalade’s many brands, history, financials, and governance please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Patrick Griffin

Vice President - Corporate Development & Investor Relations

812-467-1358

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: Escalade’s ability to achieve its business objectives; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, terrorism, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; the impact of management’s conclusion, in consultation with the Audit Committee, that material weaknesses existed in the Company’s internal control procedures over financial reporting; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment, which remediation efforts are ongoing; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; the Company’s inability or failure to fully remediate material weaknesses in our internal control procedures over financial reporting or any other material weaknesses in the future could result in material misstatements in our financial statements; Escalade’s ability to control costs, including managing inventory levels; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions, including inflationary pressures; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing, to maintain compliance with the terms of such financing and to manage debt levels; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security or privacy breaches; the potential impact of regulatory claims, proceedings or investigations involving our products; potential residual impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands Except Per Share Data	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net sales	$67,738	$73,358	$187,568	$198,060

Costs and Expenses
Cost of products sold	50,947	55,222	141,312	152,225
Selling, administrative and general expenses	11,675	11,071	32,439	31,123
Amortization	1,047	620	2,231	1,860
Gain on sale of assets held for sale	(3,905)	--	(3,905)	--

Operating Income	7,974	6,445	15,491	12,852

Other Income (Expense)
Interest expense	(530)	(1,325)	(1,995)	(4,280)
Other income	7	5	13	30

Income Before Income Taxes	7,451	5,125	13,509	8,602

Provision for Income Taxes	1,784	850	3,223	1,637

Net Income	$5,667	$4,275	$10,286	$6,965

Earnings Per Share Data:
Basic earnings per share	$0.41	$0.31	$0.74	$0.51
Diluted earnings per share	$0.40	$0.31	$0.73	$0.50

Dividends declared	$0.15	$0.15	$0.45	$0.45

Consolidated Balance Sheets

(Unaudited)

All Amounts in Thousands Except Share Information	September 30, 2024	December 31, 2023	September 30, 2023
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$426	$16	$919
Receivables, less allowance of $669; $652; and $367; respectively	53,480	49,985	63,378
Inventories	85,485	92,462	105,267
Prepaid expenses	5,117	4,280	4,303
Prepaid income tax	156	88	2,080
TOTAL CURRENT ASSETS	144,664	146,831	175,947

Property, plant and equipment, net	22,856	23,786	23,949
Assets held for sale	--	2,653	2,823
Operating lease right-of-use assets	7,640	8,378	8,645
Intangible assets, net	26,409	28,640	29,260
Goodwill	42,326	42,326	42,326
Other assets	1,035	391	423
TOTAL ASSETS	$244,930	$253,005	$283,373

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$7,143	$7,143	$7,143
Trade accounts payable	19,965	9,797	24,050
Accrued liabilities	13,769	15,283	11,991
Current operating lease liabilities	1,083	1,041	1,037
TOTAL CURRENT LIABILITIES	41,960	33,264	44,221

Other Liabilities:
Long‑term debt	22,353	43,753	64,896
Deferred income tax liability	3,125	3,125	4,516
Operating lease liabilities	7,125	7,897	8,163
Other liabilities	297	387	407
TOTAL LIABILITIES	74,860	88,426	122,203

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,877,302; 13,736,800; and 13,736,800; shares respectively	5,909	4,480	3,935
Retained earnings	164,161	160,099	157,235
TOTAL STOCKHOLDERS' EQUITY	170,070	164,579	161,170
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$244,930	$253,005	$283,373

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net Income (GAAP)	$5,667	$4,275	$10,286	$6,965

Interest expense	530	1,325	1,995	4,280
Income tax expense	1,784	850	3,223	1,637
Depreciation and amortization	1,940	1,423	4,691	4,221

EBITDA (Non-GAAP)	$9,921	$7,873	$20,195	$17,103